UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 6, 2014 (October 3, 2014)
KIMBALL INTERNATIONAL, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-3279	35-0514506
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47549-1001
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code   (812) 482-1600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On October 3, 2014, the Board of Directors (the “Board”) of Kimball International, Inc. (the “Company”), in connection with the spin-off of the Company’s electronic manufacturing services (“EMS”) business, declared a pro rata distribution to its existing shareholders of all the common stock of Kimball Electronics, Inc., which will hold the EMS business after the spin-off. The Company will distribute Kimball Electronics, Inc. common stock at 5:00 p.m., New York Time, on October 31, 2014 to the Company’s shareholders of record as of 5:00 p.m., New York Time, on October 22, 2014 (the “Record Date”). Each shareholder of the Company will receive a distribution of three shares of Kimball Electronics, Inc. common stock for every four shares of the Company’s Class A or Class B common stock that it holds on the Record Date. The distribution is subject to the satisfaction of certain conditions.
The Company’s press release announcing this approval is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) The following exhibit is filed as part of this report:

Exhibit
Number	Description
99.1	Kimball International, Inc. Press Release dated October 6, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL INTERNATIONAL, INC.

By:	/s/ Robert F. Schneider
ROBERT F. SCHNEIDER Executive Vice President, Chief Financial Officer
Date: October 6, 2014

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Kimball International, Inc. Press Release dated October 6, 2014